AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 16th day of July, 2001, by and between RADIOTV NETWORK, Inc., a Florida corporation ("RTV"), SUN EXPRESS GROUP, INC., a Florida corporation ("Sun"), and SUN EXPRESS MERGER CORP., a Florida corporation and wholly-owned subsidiary of Sun ("Merger Corp"), and is made with respect to the following facts:

         A. RTV, Sun and Merger Corp, on the terms and conditions hereinafter set forth, desire that Merger Corp merge with and into RTV in a "statutory merger" as a result of which Merger Corp will disappear and RTV will continue as the surviving corporation and all of the issued and outstanding shares of capital stock of RTV will be converted into and become shares of Sun common stock as described in this Agreement.

         B. RTV, Sun and Merger Corp desire to adopt a plan of reorganization which will result in a tax-free reorganization pursuant to the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The respective Board of Directors and stockholders of RTV, Sun and Merger Corp, have approved this Agreement and determined that it is advisable and for the benefit of the respective corporations that RTV merge with and into Merger Corp on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Definitions.
            -----------

                  1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means a Person that directly or indirectly controls, is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.


                  "Code" means the Internal Revenue Code of 1986, as amended, through the date first set forth above.

                  "Florida Law" means the Florida Business Corporation Act.

                  "Governmental Entity" means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation thereof and any order of any Governmental Entity.

                  "NASD" means the National Association of Securities Dealers.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, limited liability companies, limited liability partnerships, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Rights" means any options, warrants, shares of capital stock, convertible securities, evidence of indebtedness, or other securities, obligations or rights, however denominated, to subscribe or exchange for, purchase, convert into or otherwise acquire any capital stock with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "SEC" means the Securities and Exchange Commission.

                  1.02 Additional Defined Terms. The following additional terms shall have the meaning ascribed thereto in the Section indicated below next to such term:


      Defined Term                      Section                Defined Term                     Section

      15c Filing                        8.09                   RTV Balance Sheet Date           6.06

      Arbitrator                        12.12                  RTV Financial Statements         6.06

      Blue Sky Laws                     7.06                   RTV Rights                       5.02(b)

      Closing                           3.03                   RTV Shares                       5.02(a)

      Effective Time                    3.02                   Securities Act                   7.06

      Employment Agreement              8.11                   Sun                              Introduction

      Merger                            3.01                   Sun Balance Sheet Date           7.08

      Merger Corp                       Introduction           Sun Common Stock                 5.02(a)

      Merger Shares                     5.02(a)                Sun Corporate Changes            8.08

      Private Placement                 8.12                   Sun Financial Statements         7.08

      RTV                               Introduction           Surviving Corporation            3.01

                  1.03 Terms Generally; Certain Rules of Construction. The definitions in Sections 1.01 and 1.02 hereof shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the "Certificate of Incorporation," "Articles of Incorporation," "charter," "organizational or constituent documents" or "Bylaws" of any Person, to any agreement (including this Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Stockholders") which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time. The word "property" includes property and assets of any kind, whether real or personal, tangible or intangible.

         2. Adoption of Plan. RTV, Sun and Merger Corp hereby adopt the plan of merger hereinafter set forth.

         3. Plan of Merger.
           ---------------

                  3.01 Statutory Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Florida Law, at the Effective Time (as hereinafter defined), Merger Corp shall be merged with and into RTV, which shall survive and continue and be governed by the laws of the State of Florida (the "Merger"). As a result of the Merger, Merger Corp shall disappear and its separate limited liability company existence shall thereupon cease and RTV shall continue as the surviving corporation and succeed to and assume all of the rights and obligations of Merger Corp in accordance with Florida Law. RTV is sometimes referred to herein as the "Surviving Corporation."

                  3.02 Effective Time. The Merger shall become effective as of the date and time of the filing of a duly executed Certificate of Merger (referred to in Section 3.03 hereof) with the Secretary of State of the State of Florida. Such date and time are referred to herein as the "Effective Time."

                  3.03 The Closing and Filing of Merger Documents.
                        ------------------------------------------

                           (a) The Closing. Promptly after the satisfaction of
the conditions or, if permissible, waiver of the conditions set forth in Section 9 hereof, the closing (the "Closing") shall be held at the offices of Sun, 1515 University Dr., Suite 111c, Coral Springs, Florida 33071-6302 or at some other date, place or time as the parties shall otherwise agree upon in writing.

                           (b) Filing of Merger Documents. At the Closing, the
parties hereto shall execute in the manner required by Florida Law and file with the Secretary of State of Florida a Certificate of Merger incorporating such information as is required by such Law; and the parties hereto shall take such other and further actions as may be required by law to make the Merger effective.

                  3.04 Certain Effects of the Merger.

                           (a) The Merger shall have the effects set forth in
Florida Law.

                           (b) If at any time the Surviving Corporation shall be
advised that any further assignment or assurances in law or any other things are necessary or desirable to vest in the Surviving Corporation according to the terms hereof, the title of any property or rights of Merger Corp, the directors and officers of Merger Corp shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

         4. Certificate, By-Laws, Directors and Officers of the Surviving Corporation.

                  4.01 Certificate and By-Laws. The Certificate of Incorporation and Bylaws of RTV in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, to remain unchanged until amended as provided by Law.

                  4.02 Directors. The Board of Directors of the Surviving Corporation at the Effective Time shall be comprised of two directors as follows: T. Joseph Coleman and William H. Coleman. Each such director shall hold office from the Effective Time until his successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by Law.

                  4.03 Officers. The officers of the Surviving Corporation at the Effective Time shall be as follows: T. Joseph Coleman, Chief Executive Officer, President, Chief Financial Officer and Secretary. Except as otherwise provided in an employment agreement, each officer shall hold office from the Effective Time at the pleasure of the Board of Directors of the Surviving Corporation.

         5. Conversion of Capital Stock.

                  5.01 Conversion of Shares of Merger Corp into Shares of the Surviving Corporation. At the Effective Time of the Merger (i) all of the shares of the common stock of Merger Corp issued and outstanding at such time (excluding any shares held in the treasury of Merger Corp, which treasury shares shall be cease to exist) shall thereupon be converted into an equal number of fully paid and nonassessable shares of Common Stock of the Surviving Corporation; (ii) all other shares of capital stock of Merger Corp issued and outstanding at such time shall be canceled, shall cease to exist and no consideration shall be delivered in exchange therefor; and (iii) each option, warrant or right granted by Merger Corp to acquire any shares of capital stock of Merger Corp issued and outstanding at such time shall be canceled, shall cease to exist and no consideration shall be delivered in exchange therefor. Until new certificates are issued to the former holder of common stock of Merger Corp, each certificate of Merger Corp evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of common stock of the Surviving Corporation.

                  5.02 Conversion of Shares of RTV into Common Stock of Sun. At the Effective Time, all of the shares of capital stock of RTV shall be converted into shares of Sun common stock as follows:

                           (a) Outstanding Common Stock. Subject to Sections
5.03 and 5.04 hereof, all of the issued and outstanding shares of common stock of RTV ("RTV Shares"), shall be converted into 40,000,000 fully paid and nonassessable shares of Sun Common Stock ("Merger Shares"). The Merger Shares shall be issued to the shareholders of RTV in the proportions set forth on
Exhibit 6.05 attached hereto and incorporated herein by this reference. Each certificate evidencing any Merger Shares shall contain the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS IS IN EFFECT AS TO THESE SECURITIES OR THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE

Each certificate shall also contain any and all restrictive legends required by any applicable State "Blue Sky" securities laws as reasonably determined by Sun and RTV.

                           (b) Stock Rights. Each Right granted by RTV to
acquire any shares of capital stock of RTV issued and outstanding at the Effective Time ("RTV Rights") shall, by virtue of the Merger and without any further action on the part of any holder thereof, be canceled, shall cease to exist and no consideration shall be delivered in exchange therefor.

                           (c) Treasury Shares. Each shares of capital stock
held in the treasury of RTV shall be canceled, shall cease to exist and no consideration shall be delivered in exchange therefor.

                  5.03 Fractional Shares. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Sun be required to issue fractional shares to the holders of RTV Shares or to make any payment in cash or otherwise with respect to any fractional shares; but rather, the number of shares to be issued and delivered pursuant hereto shall be rounded to the nearest whole number of shares.

                  5.04 Anti-Dilution and Adjustment Provisions. For all relevant purposes of this Agreement, appropriate adjustments shall be made so as to take into account any recapitalization, reclassification merger, consolidation, stock splits, stock dividends, reverse stock splits or like changes in the capitalization of Sun declared or effected after the date hereof and prior to the Effective Time.

         6. Representations and Warranties of RTV. Subject to Section 11 hereof, RTV hereby represents, warrants and covenants to Sun as follows:

                  6.01 Organization, Standing and Power. RTV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. RTV has the limited liability power and authority to conduct its business as presently conducted and to own, lease and operate the properties utilized in connection with its business.

                  6.02 Authorization. RTV has the limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company actions on the part of RTV and this Agreement constitutes a valid and binding obligation of RTV, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  6.03 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by RTV with any of the provisions hereof will violate any provision of the Charter or Operating Agreement of RTV or any material order, writ, injunction, decree, statute, rule or regulation applicable to RTV or any of its material properties or assets.

                  6.04 No Consents. Except for exception from federal and state securities laws on the exchange and issuance of the shares in the Merger, no consent, authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by RTV of this Agreement or consummation of the transactions contemplated hereby.

                  6.05 Capital Stock. The number of authorized shares of capital stock, par value, and the number of issued and outstanding shares of RTV is set forth on Exhibit 6.05. There are no outstanding Rights or contracts or other rights to restructure or recapitalize RTV. Other than as set forth on Exhibit 6.05, there are, and will be immediately prior to the Effective Time, no outstanding shares of capital stock or Rights of RTV. All shares of capital stock of RTV that are and will be outstanding immediately prior to the Effective Time are duly authorized, validly issued, fully paid and nonassessable. Each shareholder listed on Exhibit 6.05 owns all of its RTV Shares free and clear of all liens and encumbrances, except for restrictions on transfer imposed by the Securities Act and state "blue sky" securities laws.

                  6.06 Financial Statements. Prior to the Closing, RTV shall deliver to Sun a balance sheet for RTV at December 31, 2000 ("RTV Balance Sheet Date") and the related statement of operations and cash flow for RTV's fiscal year then ended (the "RTV Financial Statements"). The RTV Financial Statements will be prepared in conformity with GAAP applied on a consisted basis and audited by Salberg & Company, P.A. The statements of income will present fairly the results of operations of RTV for the respective periods covered, and the balance sheets will present fairly the financial condition of RTV as of their respective dates. At the dates of such balance sheets, RTV had no material liability (actual, contingent or accrued) that, in accordance with GAAP, applied on a consistent basis, should have been shown or reflected therein but were not.

                  6.07 No Material Adverse Changes. Since the RTV Balance Sheet Date, there has not been (a) any material adverse change, or material adverse effect on, in the business of RTV; (b) any casualty, loss, damage or destruction (whether or not covered by insurance) materially and adversely affecting the business of RTV; and/or (c) any change in the assets, licenses, permits or franchises which change is material and adverse to the business of RTV other than the acquisition of the assets of Radio TV Network, LLC, a Delaware limited liability company.

                  6.08 Legal Proceedings. There is no legal action (whether or nor purportedly on behalf of RTV) pending or, to the knowledge of RTV threatened, nor are there orders binding upon RTV enjoining it in respect of, or the effect of which is to prohibit, any business practice which is material to its business, or the acquisition of any material amount of property or the conduct of any material amount of business in any area.

                  6.09 Securities Representations. Each shareholder of RTV is acquiring the Merger Shares for its own account for investment purposes only and not with a view to the sale or other distribution thereof; and presently has no intention of offering, selling, transferring, pledging, hypothecating or otherwise disposing of all or any part of the Merger Shares at any particular time, for any particular price, or upon the happening of any particular event or circumstances.

                  6.10 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of RTV in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

         7. Representations and Warranties of Sun and Merger Corp. Subject to
Section 11 hereof, Sun and Merger Corp, jointly and severally, hereby represent, warrant and covenant to RTV as follows:

                  7.01 Organization, Standing and Power. Each of Sun and Merger Corp is a corporation duly are organized, validly existing and in good standing under the laws of the State of Florida. Each of Sun and Merger Corp has the corporate power and authority to conduct its business as presently conducted and to own, lease and operate the properties utilized in connection with its business.

                  7.02 Authorization. Each of Sun and Merger Corp has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of each of Sun and Merger Corp and this Agreement constitutes a valid and binding obligation of each of Sun and Merger Corp, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  7.03 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by each of Sun and Merger Corp with any of the provisions hereof will violate any provision of its Charter or Bylaws or any material order, writ, injunction, decree, statute, rule or regulation applicable to Sun and/or Merger Corp or any of its material properties or assets.

                  7.04 No Consents. Except for exception from federal and state securities laws on the exchange and issuance of the Merger Shares in the Merger, no consent, authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by each of Sun and Merger Corp of this Agreement or consummation of the transactions contemplated hereby.

                  7.05 Capital Stock. The number of authorized shares of capital stock (and their par value), and the number of issued and outstanding shares of capital stock of each of Sun and Merger Corp, is set forth on Exhibit 7.05.
Exhibit 7.05 also sets forth the Rights of Sun that are issued and outstanding. Other than as set forth on Exhibit 7.05, there are, and will be immediately prior to the Effective Time, no outstanding shares of capital stock or Rights or contracts or other rights to restructure or recapitalize Sun or Merger Corp. All capital stock or other equity securities of each of Sun and Merger Corp that are outstanding immediately prior to the Effective Time are duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights in respect of any capital stock or other equity securities of Sun or Merger Corp.

                  7.06 The Merger Shares. After giving effect to the issuance of the Merger Shares, on the Effective Date the Merger Shares will constitute 62.5% of the issued and outstanding shares of Sun common stock on a fully diluted basis. All of the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  7.07 Compliance with Securities Laws. The issuance of the Merger Shares in the Merger will not by itself, or when integrated with one or more other offers, sales or issuances of securities by Sun and/or any other Person, have to be registered under the registration requirements of Section 5 of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"). Each of the offering, issuance and sale of the Merger Shares in the Merger is exempt from the registration provisions of the Securities Act and is either exempt from, or will be qualified or registered under, the registration or qualification provisions of all applicable "blue sky" state (or other jurisdictional) securities laws.

                  7.08 Financial Statements. Sun has delivered to RTV a balance sheet for Sun at July 31, 2000 ("Sun Balance Sheet Date") and the related statement of operations and cash flow for Sun's fiscal year then ended (the "Sun Financial Statements"). The Sun Financial Statements will be prepared in conformity with GAAP applied on a consisted basis and audited by Salberg & Company, P.A. The statements of income will present fairly the results of operations of Sun for the respective periods covered, and the balance sheets will present fairly the financial condition of Sun as of their respective dates. At the dates of such balance sheets, Sun had no material liability (actual, contingent or accrued) that, in accordance with GAAP, applied on a consistent basis, should have been shown or reflected therein but were not.

                  7.09 No Material Adverse Changes. Since the Sun Balance Sheet Date, there has not been (a) any material adverse change, or material adverse effect on, in the business of Sun; (b) any casualty, loss, damage or destruction (whether or not covered by insurance) materially and adversely affecting the business of Sun; and/or (c) any change in the assets, licenses, permits or franchises which change is material and adverse to the business of Sun.

                  7.10 Legal Proceedings. There is no legal action (whether or nor purportedly on behalf of Sun) pending or, to the knowledge of Sun threatened, nor are there orders binding upon Sun enjoining it in respect of, or the effect of which is to prohibit, any business practice which is material to its business, or the acquisition of any material amount of property or the conduct of any material amount of business in any area.

                  7.11 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Sun in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

         8. Certain Covenants.

                  8.01 Operation in the Ordinary Course. Each of the parties hereto agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other party hereto shall otherwise consent in advance, which consent shall not be unreasonably withheld and shall subsequently be confirmed in writing) to carry on its respective business in the usual, regular and ordinary course and it shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with it and its subsidiaries.

                  8.02 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the parties are subject, each party hereto shall, and shall cause each of its subsidiaries to, afford to the other party and to their officers, employees, accountants, counsel and other representatives access, during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all other information concerning its business, properties and personnel as the other party may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the documents necessary to consummate the Merger, each party hereto and its agents shall hold in confidence all non-public information received from the other party, shall use such information only in connection with the Merger and, if this Agreement shall be terminated, shall, upon request, deliver, and shall use their best efforts to cause its agents to deliver, to the other party all copies of such non-public information then in their possession or control.

                  8.03 Reasonable Efforts. Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each party hereto will, and shall cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by any party hereto or any of their subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of or hold separate any material assets.

                  8.04 Confidentiality. Prior to the Closing, the parties hereto shall, and shall cause their Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the other parties hereto and their business; provided, however, that the foregoing obligation of confidence shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by such party, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (b) information that is or becomes available to such party, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers on a non-confidential basis, and
(c) information that is required to be disclosed by the such party, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable Law, rule or regulation of any Governmental Authority; and provided further that such party promptly shall notify the disclosing party of any disclosure pursuant to clause (c). Promptly after any termination of this Agreement, each party and its representatives shall return to the other party or destroy all copies of documentation with respect to the other party that were supplied by or on behalf of the other party pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses such party and/or its representatives may have prepared containing information derived from such materials.

                  8.05 Intentionally Deleted.
                       ---------------------

                  8.06 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither RTV nor Sun shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                  8.07 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto will promptly notify the other party hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (b) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section will cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                  8.08 Sun Corporate Changes. Prior to the Effective Time, Sun shall effect the following changes and take the following actions ("Sun Corporate Changes"): (a) amend its Certificate of Incorporate to change its corporate name to Sun Network Group, Inc.; (b) amend its Bylaws to provide for a Board of Directors of four members; and (c) effect a reverse stock split to decrease the number of its authorized common stock and to reverse split each of its issued and outstanding shares of common stock into 0.3333 of a share of common stock. Immediately prior to the Effective Time, there will be approximately 24,000,000 shares of Sun common stock issued and outstanding on a fully diluted basis.

                  8.09 Filing of Reports with the SEC and NASD and Free Trading of Sun Common Stock. Sun shall use its best efforts (a) to prepare and file with the SEC and the NASD as soon as possible after the execution of this Agreement all of the reports, financial statements, information and other items and material required by Rule 15c2-11 under the Securities Exchange Act of 1934, as amended ("15c Filing"), and (b) to cause as soon as possible its issued and outstanding shares of common stock to be "free trading" in accordance with Rule 15c2-11 ("Free Trading").

                  8.10 Sun Board of Directors. Prior to the Effective Time, Sun shall cause its Board of Directors to consist of the following four individuals:
Richard Wellman (Chairman), Dr. Guy J. Lindley, T. Joseph Coleman and William H. Coleman.

                  8.11 Employment Agreement. Prior to the Effective Time, Sun and T. Joseph Coleman shall execute an Employment Agreement in the form of
Exhibit 8.11 attached hereto ("Employment Agreement").

                  8.12 Sun Private Placement of Common Stock. Promptly after the Effective Time, Sun shall use its best efforts to raise $5,000,000 by the issuance of up to 5,000,000 shares of Sun common stock in a private placement ("Private Placement").

                  8.13 Securities Laws Compliance. Sun shall cause that each of the offering, issuance and sale of the shares of Sun capital stock in the Merger and the Private Placement is exempt from the registration provisions of the Securities Act and is either exempt from, or will be qualified or registered under, the registration or qualification provisions of all applicable "blue sky" state (or other jurisdictional) securities laws.

                  8.14 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         9. Conditions.
            ----------

                  9.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

                           (a) All consents, authorizations, orders and
approvals of (or filings or registrations with) any Governmental Entity or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a material adverse effect on RTV or Sun, shall have been obtained without the imposition of any condition having a material adverse effect on RTV or Sun;

                           (b) Early termination shall have been granted or
applicable waiting periods shall have expired under the HSR Act, if applicable;

                           (d) No Governmental Entity or other regulatory body
(including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; and

                           (e) All authorizations, consents, waivers and
approvals from parties to contracts or other agreements to which RTV or its subsidiaries is a party, or by which any of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on RTV, shall have been obtained.

                  9.02 Conditions to Obligations of Sun to Effect the Merger. The obligations of Sun to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions.

                           (a) There shall not have occurred any change,
condition, event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on RTV;

                           (b) The representations and warranties of RTV in this
Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                           (c) The representations and warranties of RTV in this
Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                           (d) RTV shall have performed in all material respects
all obligations required to be performed by it under this Agreement; and

                           (e) T. Joseph Coleman shall have executed the
Employment Agreement.

                  9.03 Conditions to Obligations of RTV to Effect the Merger. The obligations of RTV to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                           (a) The representations and warranties of Sun and
Merger Corp in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                           (b) The representations and warranties of Sun and
Merger Corp in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                           (c) Sun and Merger Corp shall have performed in all
material respects all obligations required to be performed by them under this Agreement;

                           (d) Sun shall have effected all of the Sun Corporate
Changes, made the 15c Filing and the shares of Sun common stock shall be Free Trading as reasonably determined by RTV; and

                           (e) Sun shall have executed the Employment Agreement.

         10. Termination and Amendment.
             -------------------------

                  10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the RTV Stockholder Approval:

                           (a) By mutual written consent of the parties hereto
to terminate;

                           (b) By any party hereto if any Governmental Entity
shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the exchange of shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to any party that has failed to perform its obligations under Section 8.04;

                           (c) By any party hereto if this Agreement shall fail
to receive the requisite vote for approval and adoption by the RTV stockholders at the Stockholders Meeting;

                           (f) By Sun if

                                    (i) Any representation or warranty of RTV
shall not have been true and correct in all material respects when made, except in any case where such failure to be true and correct would not, in the aggregate, have a material adverse effect on RTV, or prevent or materially delay consummation of the Merger;

                                    (ii) RTV shall have failed to comply in any
material respect with any of its material obligations or covenants contained herein, except in any case where such failure would not, in the aggregate, have a material adverse effect on RTV, or prevent or materially delay consummation of the Merger; or

                                    (iii) There shall have been a material
adverse change with respect to RTV; provided that RTV shall, if curable, have a reasonable period in which to cure any failure described in clause (i), (ii) or
(iii) above;

                           (g) By RTV, if

                                    (i) Any representation or warranty of Sun
and/or Merger Corp shall not have been true and correct in all material respects when made or shall have ceased at any later date to be true and correct in all material respects as if made at such later date;

                                    (ii) Sun and/or Merger Corp fail to comply
in any material respect with any of their material obligations or covenants contained herein; or

                                    (iii) There shall have been a material
adverse change with respect to Sun or Merger Corp; provided that Sun or Merger Corp shall, if curable, have a reasonable period in which to cure any failure described in clause (i), (ii) or (iii) above;

                                    (iv) If the Effective Time shall not have
occurred on or before September 30, 2001, unless extended by agreement of RTV.

                  10.02 Effect of Termination. In the event of a termination of this Agreement by either RTV or Sun as provided in Section 10.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Sun, Merger Corp, RTV or their respective officers, directors, shareholders or affiliates except for the provisions of Section 8.06 hereof; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

                  10.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  10.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Managers and Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         11. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive, and they shall all terminate upon, the Effective Time.

         12. Miscellaneous.
             --------------

                  12.01 Captions. Captions herein are for convenience only and shall not be construed to limit or define the subject matter or modify the meaning of any provision hereof.

                  12.02 Notice. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery, upon the next business day immediately following the day sent if sent by overnight express carrier, or upon the third business day following the day sent if sent postage prepaid by certified or registered mail, return receipt requested, to the following addresses (or to such other address or addresses as shall be specified in any notice given):

In the case of Sun
       or Merger Corp:                         Sun Express Group, Inc.
                                               1515 University Dr., Suite 111c
                                               Coral Springs, Florida 33071-6302
                                               Attn.  Chairman

In the case of RTV:                            RadioTV Network, Inc.
                                               1515 University Dr., Suite 111c
                                               Coral Springs, Florida 33071-6302

                  12.03 Interpretation. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advise of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to, California Civil Code Section 1654 or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to effect the intentions of the parties and this Agreement. Captions are for convenience only and shall not be used in construing meaning.

                  12.04 Governing Law. This Agreement and all the schedules or exhibits incorporated herein by reference shall be interpreted in accordance with the laws of the State of Florida with respect to agreements fully performed within such state.

                  12.05 Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties with respect to the subject matter hereof, and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties or representations other than as expressly stated in this Agreement or as subsequently set forth in writing signed by the duly authorized representatives of all of the parties hereto.

                  12.06 Further Assurances. Each of the parties hereto agree to execute and deliver to the other party hereto, at any time and from time to time upon written request by such other party, such additional documents or instruments consistent herewith and to perform such further acts as such other party may reasonably require to fully effectuate the purposes and intent of this Agreement.

                  12.07 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement which shall be binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart. Further, executed copies of this Agreement delivered by facsimile shall be deemed an original signed copy of this Agreement.

                  12.08 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing herein is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  12.09 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, but any such assignment by either party hereto shall not relieve such assigning party of any of its obligations or agreements hereunder unless expressly agreed to in writing by the other party hereto.

                  12.11 Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstances, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not effect the remaining portions of this Agreement.

                  12.12 Exclusive Venue. The parties hereby agree that the sole and exclusive venue and forum for any and all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement shall be the Superior Court of the State of California, County of Los Angeles, or the United States District Court for the Central District of the State of California. The parties hereby expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in any of such courts and hereby waive personal service of the summons and complaint, or other process of papers issued therein, and agree that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to any of the parties at the address to which notices are to be sent pursuant to this Agreement. The parties hereto waive any claim that Los Angeles, California is an inconvenient forum or an improper forum based on lack of venue. The exclusive choice of forum for the parties set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in any other forum or the taking of any action to enforce the same in any other appropriate jurisdiction, and the parties hereby waive the right to collaterally attack any such judgment or action.

                                              (signature page follows)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"RTV"                                         RADIOTV NETWORK, INC.,
                                              A Florida corporation


                                              By
                                                --------------------------------
                                                  T. Joseph Coleman, President

         ATTEST:


         ---------------------------
         T. Joseph Coleman, Secretary

"SUN"                                         SUN EXPRESS GROUP, INC.,
                                              A Florida corporation


                                              By
                                                --------------------------------
                                                  Name
                                                       -------------------------

                                                  Title
                                                       -------------------------

         ATTEST:


         ---------------------------
         Name
             ----------------------
         Secretary


"MERGER CORP"                                 SUN EXPRESS MERGER CORP.,
                                              A Florida corporation



                                              By
                                                --------------------------------
                                                  Name
                                                       -------------------------

                                                  Title
                                                       -------------------------

         ATTEST:


         ---------------------------
         Name
             ----------------------
         Secretary

                                  EXHIBIT 6.05
                         RTV FULLY DILUTED CAPITAL STOCK


RTV has as of the date of this Agreement:

         1,000,000 shares of Common Stock, 0.001 par value, authorized of which 400,000 shares of Common Stock are outstanding.

                                  EXHIBIT 7.05
                         SUN FULLY DILUTED CAPITAL STOCK



Sun has as of the date of this Agreement:

         _________ shares of Common Stock, ______ par value, authorized of which
         ______ shares of Common Stock are outstanding.

                                  EXHIBIT 8.11
                              EMPLOYMENT AGREEMENT